Exhibit 1.1

August 8, 2007

Robert W. Baird & Co. Incorporated

as Lead Placement Agent

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

A.G. Edwards & Sons, Inc.

as Co-Placement Agent

One North Jefferson Avenue

St. Louis, Missouri 63103

Ladies and Gentlemen:

FARO Technologies, Inc., a Florida corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 1,650,000 shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company. The Company desires to engage Robert W. Baird & Co. Incorporated (“Baird” or the “Lead Placement Agent”) and A.G. Edwards & Sons, Inc. (“AGE”) as its exclusive lead placement agent and co-placement agent, respectively (the “Placement Agents” and each, a “Placement Agent”), in connection with such issuance and sale. The Shares are described in the Prospectus that is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), Post-Effective Amendment No.1 to a registration statement under the Act on Form S-3 (File No. 333-121919) (as so amended, the “registration statement”). The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Base Prospectus (as defined below), describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and reasonably approved by, the Placement Agents.

The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the Execution Time (as defined below), including (i) all financial statements, exhibits and schedules thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term “Base Prospectus” as used in this Agreement means the base prospectus dated as of July 17, 2007 that is part of the registration statement for use in connection with the offer and/or sale of the Shares pursuant to this Agreement. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement dated as of August 8, 2007 specifically relating to the Shares and which will be filed with the Commission pursuant to Rule 424(b) under the Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). The term “Prospectus” as used in this Agreement means the Base Prospectus together with the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein as of the date of the Prospectus pursuant to Item 12 of Form S-3 under the Act (the “Incorporated Documents”) and (ii) the copy of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or the incorporated documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the NASDAQ Global Market (the “NASDAQ”) is open for trading.

The term “Disclosure Package” shall mean (i) the Prospectus as of the Execution Time, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit A hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) the information set forth on Schedule A hereto.

The Company hereby confirms its agreement with the Placement Agents as follows:

Section 1. Agreement to Act as Placement Agents. Upon the basis of the representations and warranties of the Company and the Placement Agents set forth in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company engages the Placement Agents, and the Placement Agents agree, to act as the Company’s exclusive placement agents, on a best efforts basis, in connection with the offer and sale by the Company of the Shares to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agents, by Federal Funds wire transfer to an account or accounts designated by the Placement Agents, an amount equal to the following percentages of the gross proceeds received by the Company in respect of the sale of the Shares: (1) to Baird, 4.0% of any and all such gross proceeds; and (2) to AGE, 1.0% of such gross proceeds. The Shares are being sold at a price of $34.00 per Share. The Placement Agents may retain other brokers or dealers to act as subagents on their behalf in connection with the offering and sale of the Shares; provided that the Company will only be obligated to pay the Placement Agents for services rendered hereunder.

This Agreement shall not give rise to any commitment by the Placement Agents or any of their affiliates to underwrite or purchase any of the Shares, and the Placement Agents shall have no authority to bind the Company in respect of the sale of any Shares. The sale of the Shares shall be made pursuant to a purchase agreement in the form included as Exhibit B hereto (the “Purchase Agreement”). The Placement Agents shall communicate to the Company each reasonable offer or indication of interest received by them to purchase Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part.

Section 2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Holland & Knight LLP in Tampa, Florida (or at such other place as shall be agreed upon by the Placement Agents and the Company), at 10:00 A.M., Eastern time, on August 14, 2007 (unless another time shall be agreed to by the Placement Agents and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the Shares, through the facilities of The Depository Trust Company (“DTC”), to such persons, and shall be registered in such name or names and shall be in such denominations as the Placement Agents may request at least one business day before the time of purchase. Payment of the purchase price for the Shares shall be made at the time of purchase by the Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as the Placement Agents shall specify.

Section 3. Representations and Warranties of the Placement Agents. Each of the Placement Agents represents and warrants to and agrees with the Company that (i) it has not distributed and will not distribute, prior to the time of purchase, any “issuer free writing prospectus” as defined in Rule 433 of the Act other than the Issuer Free Writing Prospectuses listed on Exhibit A, (ii) it is registered as a broker-dealer under the Exchange Act and licensed and otherwise qualified to do business as a broker-dealer in all states in which Shares will be offered pursuant to the Agreement, (iii) assuming compliance by the Company with all relevant provisions of the Act in connection with the Prospectus, it will conduct all offers and sales of the Shares in compliance with relevant provisions of the Act and various state securities laws and regulations, and (iv) it will only act as agents of the Company in those jurisdictions in which it is, expressly or impliedly, authorized to do so.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Placement Agents that:

(a) the Registration Statement has been declared effective under the Act; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information with respect to the Registration Statement; no stop order of the Commission preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued or is in effect, and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission; the Company is eligible to use Form S-3 and was eligible to use Form S-3 on the date that Post-Effective Amendment No. 1 to the Registration Statement was filed; and such Registration Statement at the date of this Agreement meets, and the offering of the Shares complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and will comply, at the time of purchase, and the Base Prospectus, the Prospectus Supplement and the Prospectus complied as of their respective dates, comply and will comply at the time of purchase in all material respects with the requirements of the Act (including said Rule 415); the conditions to the use of Form S-3 have been satisfied; and the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Base Prospectus, the Prospectus Supplement and the Prospectus did not as of their respective dates, do not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Base Prospectus, the Prospectus Supplement, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus in reliance upon and in conformity with information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use therein;

(b) the Disclosure Package does not and at the time of purchase will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Disclosure Package in reliance upon and in conformity with information relating to the Placement Agents furnished to the Company in writing by the Placement Agents expressly for use therein;

(c) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the time of purchase, did not, does not and will not contain any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the time of purchase there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Placement Agents and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict;

(d) as of the Execution Time (with such date being used as the determination date for purposes of this clause), the Company is not an Ineligible Issuer (as defined in Rule 405 of the Act);

(e) the Company has received no written comments from the Commission staff regarding its periodic or current reports under the Exchange Act that remain unresolved and have not been addressed in the Registration Statement, Disclosure Package and Prospectus; and all written comments since January 1, 2007 from the Commission staff to the Company’s periodic and current reports under the Exchange Act have been disclosed by the Company to the Placement Agents;

(f) the Company has not distributed and will not distribute, prior to the time of purchase, any offering material in connection with the offering and sale of the Shares other than the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Placement Agents (which consent shall not be unreasonably withheld) or listed in Exhibit A hereto or the Registration Statement;

(g) the statements included or incorporated by reference into the Disclosure Package and the Prospectus under the headings “Intellectual Property,” “Government Regulation”, “Legal Proceedings” and “Risk Factors”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(h) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth or incorporated by reference in each of the Disclosure Package and the Prospectus and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in each of the Disclosure Package and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon conversion of existing convertible securities, exercise of existing stock options and warrants disclosed as outstanding in each of the Disclosure Package and the Prospectus and grant of options under existing stock option plans described in each of the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(i) the Company has been duly incorporated and is validly existing as a corporation with active status under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under this Agreement and under the Purchase Agreement;

(j) each of the Company and its Subsidiaries (as hereinafter defined) is duly qualified to do business as a foreign corporation and is in good standing or with active status in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, properties, liabilities, or operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”);

(k) each subsidiary of the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing and in good standing or with active status under the laws of its jurisdiction of organization, with the requisite power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in each of the Disclosure Package and the Prospectus; all of the issued and outstanding capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; complete and correct copies of the articles of incorporation and the bylaws, or corresponding organizational documents, as the case may be, of each of the Company and its Subsidiaries and all amendments thereto have been made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase; the minute books of each of the Company and its Subsidiaries have been made available to the Placement Agents and contain a complete summary of all meetings and other actions of the directors and shareholders of each such entity in all material respects, and reflect all transactions referred to in such minutes accurately in all material respects;

(l) the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Purchase Agreement, will be validly issued, fully paid and non-assessable and will not be sold to the Investors in violation of statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights;

(m) there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares;

(n) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Prospectus;

(o) this Agreement has been duly authorized, executed and delivered by the Company;

(p) neither the Company nor its Subsidiaries is (i) in breach or violation of or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws or other organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any breach or violation of, or Default under, the charter or by-laws or other organizational documents of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Subsidiary or any of its or their properties, except with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect;

(q) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the NASDAQ, or approval of the shareholders of the Company, is required in connection with the sale by the Company of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration under the Act of the offer and sale of the Shares, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered under the terms of this Agreement or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”);

(r) except as set forth in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any warrants, options, preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other securities of the Company, and (iii) except as provided herein, no person has the right to act as an underwriter, placement agent or financial advisor to the Company or is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise and except, in each case, for such rights as have been duly and validly satisfied or waived; except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise other than such rights as have been duly and validly satisfied or waived;

(s) each of the Company and its Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals from other persons, necessary in order to conduct its business as described in each of the Disclosure Package and the Prospectus, except for such licenses, authorizations, consents, approvals and filings, the failure of which to have, maintain or make would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(t) except as disclosed in each of the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries or any of their directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby;

(u) no labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect;

(v) Grant Thornton LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act and the Exchange Act and the applicable published rules and regulations thereunder;

(w) the financial statements included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except (i) as may be otherwise specified in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements as permitted under the Act; the other financial data of the Company and its Subsidiaries set forth in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information set forth therein and are prepared on a basis consistent with the financial statements and books and records of the Company and its Subsidiaries; the financial data set forth or incorporated by reference in the Prospectus under the caption “Selected

Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Company’s ratio of earnings to fixed charges set forth in the Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in Exhibit 12.1 to the Registration Statement has been calculated in compliance with Item 503(d) of Regulation S-K under the Act;

(x) subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, there has not been (i) any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, liabilities or operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”), (ii) any transaction which is material to the Company and its Subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries, (iv) any change in the capital stock of the Company or any Subsidiary, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(y) the Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act;

(z) except as described in each of the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or subject only to liens, claims, security interests or other encumbrances that do not individually or in the aggregate materially affect the value of such properties taken as a whole or materially interfere with the use made of such properties taken as a whole by the Company and its Subsidiaries; all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company and its Subsidiaries is held thereby under valid, subsisting and enforceable leases except as would not reasonably be expected to result in a Material Adverse Effect;

(aa) except as described in the Disclosure Package and the Prospectus, the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks and service marks (both registered and unregistered), trade names, copyrights, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) used in or necessary for the conduct of the business of the Company and its Subsidiaries as described in the Disclosure Package and the Prospectus, except for such Intellectual Property which the failure to own or obtain a license or other right to use would not result, individually or in the aggregate, in a Material Adverse Effect; to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes any Intellectual Property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; to the Company’s knowledge, the conduct of its current business as described in the Disclosure Package and the Prospectus does not infringe any issued patents or registered trademarks and neither the Company nor any of its Subsidiaries has knowingly misappropriated any trade secrets, of others; to the Company’s knowledge, none of the technology used by the Company or any Subsidiary as described in the Disclosure Package or the Prospectus has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s knowledge, upon any of its officers, directors or employees; to the Company’s knowledge, there are no third parties who have an ownership interest in the patents or patent applications owned by the Company or any Subsidiary or the right to use any patents or patent applications exclusively licensed to the Company or any Subsidiary (“Exclusive Intellectual Property”); there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or written claim by others challenging the Company’s or any Subsidiary’s ownership or rights as applicable in or to any Exclusive Intellectual Property; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Exclusive Intellectual Property; the Company and its Subsidiaries have taken reasonable security measures (and in no event less than customary in its industry) to protect the secrecy, confidentiality and value of all of their Intellectual Property;

(bb) the Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its Subsidiaries would have any material liability; the Company and its Subsidiaries have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification;

(cc) except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or the Subsidiary is in violation of any Environmental Law, except, in each of the foregoing instances listed in this subsection (i), as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority to which the Company or any of its Subsidiaries has received written notice, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice to the Company or any of its Subsidiaries by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its Subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party;

(dd) all tax returns required to be filed by the Company and its Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) shown as due thereon, including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been paid, other than those being contested in good faith; there are no ongoing audits of any federal, state, local or foreign tax returns of the Company or any of its Subsidiaries; the Company has made appropriate provisions in the applicable financial statements referred to in Section 4(w) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company and its Subsidiaries has not been finally determined, except to such extent as would not have a Material Adverse Effect;

(ee) the Company and its Subsidiaries are insured by what the Company reasonably considers to be recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for their businesses. All policies of insurance and fidelity or surety bonds insuring the Company and its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company has notified the Company that it is denying liability (except that the Company’s directors’ and officers’ insurance carrier has issued a reservation of rights letter in connection with the Company’s pending securities class action lawsuit); and neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for without subsequently obtaining substantially similar insurance coverage from an alternative provider. The Company has no knowledge that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect;

(ff) neither the Company nor any Subsidiary has sustained since the date of the last quarterly financial statements included in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(gg) except as otherwise disclosed in each of the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sent or received any written communication regarding termination of any of the material contracts or agreements described in or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(hh) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Disclosure Package and the Prospectus;

(ii) the Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; the Company acknowledges that the Placement Agents may engage in passive market making transactions in the Shares on the NASDAQ in accordance with Regulation M under the Exchange Act;

(jj) except as otherwise disclosed in the Disclosure Package, the Company (i) has effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange

Act, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(kk) except as disclosed in the Disclosure Package and Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), whether or not remediated, and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(ll) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements contained in any such certification were complete and correct when made;

(mm) except as otherwise disclosed in the Disclosure Package, neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any similar state or foreign law, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(nn) the Company is eligible to use Form S-3 pursuant to the standards for Form S-3 prior to October 21, 1992 and pursuant to the current standards for use of Form S-3;

(oo) the Shares have been approved for quotation on the NASDAQ subject only to official notice of issuance;

(pp) no relationship, direct or indirect, exists between or among the Company and any director, officer or stockholder of the Company, or any member of his or her immediate family, or any customers or suppliers that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and that is not so described and described as required in compliance with such requirement; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Disclosure Package and the Prospectus; and

(qq) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

In addition, any certificate signed by any officer of the Company and delivered to the Placement Agents or counsel for the Placement Agents in connection with the closing of the sale of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Placement Agents.

Section 5. Certain Covenants of the Company. The Company hereby agrees:

(a) to make available to the Placement Agents in Milwaukee, Wisconsin, and from time to time to furnish to the Placement Agents, without charge, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement), including any documents incorporated or deemed incorporated by reference therein, and the Disclosure Package as the Placement Agents may reasonably request for the purposes contemplated by the Act;

(b) until the time of purchase, to advise the Placement Agents promptly, confirming such advice in writing, of (i) any comments of, or requests by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto or (ii) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes; the Company shall use its reasonable best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use, and if the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its reasonable best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 5(c), will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(c) to advise the Placement Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, to provide the Placement Agents and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Placement Agents shall reasonably object unless advised by counsel to the Company that the filing of such amendment or supplement is required by law;

(d) until the time of purchase, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act;

(e) if, until the time of purchase, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if, in the opinion of counsel for the Placement Agents, it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Placement Agents of any such event or condition and (ii) promptly prepare (subject to Section 5(c) and 5(f) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish at its own expense to the Placement Agents and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law;

(f) not to make, unless it obtains the prior written consent of the Placement Agents which consent shall not be unreasonably withheld, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act. Any such free writing prospectus consented to by the Placement Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it (i) will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) will comply with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus authorized by the Company, including in respect of timely filing with the Commission, legending and recordkeeping;

(g) that the Company shall cooperate with the Placement Agents and counsel for the Placement Agents to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions in which the Shares are offered or sold, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject; the Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment;

(h) that the Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus;

(i) to make generally available to its security holders and the Placement Agents, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act);

(j) to comply with all the undertakings contained in the Registration Statement;

(k) during the period commencing on the date hereof and ending on the 90th day following the time of purchase, the Company will not, without the prior written consent of Baird (which consent may be withheld at the sole discretion of Baird), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock or other equity securities of the Company, options or warrants to acquire shares of the Common Stock or other equity securities of the Company or securities exchangeable or exercisable for or convertible into shares of Common Stock or other equity securities of the Company (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue (i) securities pursuant to contractual obligations of the Company in effect as of the date of this Agreement and publicly disclosed in the Company’s periodic reports under the Exchange Act prior to the date hereof; and (ii) shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Disclosure Package and the Prospectus; notwithstanding the foregoing, if (x)

during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; the Company will provide the Placement Agents and each individual subject to the restricted period pursuant to the lockup letters described in Section 7(c) with prior notice of any such announcement that gives rise to an extension of the restricted period;

(l) to, on or before 9:30 a.m., Eastern time, (i) on the first business day following execution of this Agreement, issue a press release reasonably acceptable to the Placement Agents disclosing all material terms of the transactions contemplated hereby and (ii) on the first business day following execution of this Agreement, file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the Purchase Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Purchase Agreement, in the form required by the Exchange Act;

(m) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(n) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Placement Agents promptly and, if requested by the Placement Agents, will confirm such advice in writing, when such post-effective amendment has become effective;

(o) until the time of purchase, to comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;

(p) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its stockholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail;

(q) it shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act; and

(r) it will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

Section 6. Reimbursement of Placement Agents’ Expenses. If this Agreement is terminated by the Placement Agents pursuant to Sections 8(x) or 8(y)(ii), or if the sale to the Investors of the Shares at the time of purchase is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall reimburse the Placement Agents, severally, upon demand for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel, which expenses shall not exceed $100,000 in the aggregate.

Section 7. Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 4 hereof as of the date hereof and at the time of purchase as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) The Company shall furnish to the Placement Agents at the time of purchase the opinion of Foley & Lardner LLP, counsel for the Company, addressed to the Placement Agents, and dated the time of purchase, in substantially the form heretofore approved by the Placement Agents;

(b) The Placement Agents shall have received from Grant Thornton LLP, the independent registered public accounting firm for the Company, letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agents in substantially the forms heretofore approved by the Placement Agents;

(c) On or prior to the date hereof, the Company shall have furnished to the Placement Agents an agreement in substantially the form of Exhibit C hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect at the time of purchase;

(d) The Placement Agents shall have received at the time of purchase an opinion of Holland & Knight LLP, counsel for the Placement Agents, dated the time of purchase, in form and substance reasonably satisfactory to the Placement Agents, and the Company shall have furnished to such counsel such documents as they request for the purpose of delivering such opinion;

(e) Prior to the time of purchase, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Placement Agents reasonably object in writing;

(f) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M. Eastern time on the second full business day after the date of this Agreement;

(g) All material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(h) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Disclosure Package and Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(i) Between the Execution Time and the time of purchase, (i) in the sole judgment of the Placement Agents, there shall not have occurred any Material Adverse Change and (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (b) of this Section 7 which is, in the sole judgment of the Placement Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus;

(j) The Shares shall have been authorized for quotation on NASDAQ and satisfactory evidence of such actions shall have been provided to the Placement Agents; and

(k) The Company will, at the time of purchase, deliver to the Placement Agents a certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and its Chief Financial Officer or Chief Accounting Officer to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, the Disclosure Package and each Issuer Free Writing Prospectus, to the effect set forth in subsection (h) of this Section 7, and further to the effect that:

(i) for the period from and after the date of this Agreement until the time of purchase, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 4 of this Agreement are true and correct on and as of the time of purchase with the same force and effect as though expressly made on and as of such time of purchase; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the time of purchase.

Section 8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Placement Agents hereunder shall be subject to termination in the absolute discretion of the Placement Agents if (x) since the Execution Time or the earlier respective dates as of which information is given in the Registration Statement, there has been any Material Adverse Change which would, in the Placement Agents’ reasonable judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (y) since the Execution Time, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange or NASDAQ or minimum or maximum prices shall have been generally established on any of such exchanges by the Commission or the NASD; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or Wisconsin, Missouri or Florida state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or significant escalation of hostilities or acts of terrorism involving the United States, or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agents’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Placement Agents elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly in writing.

If the sale of the Shares, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 9 and 13 hereof), and the Placement Agents shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

If the sale of the Shares, as contemplated by this Agreement, is consummated, then the Company shall no longer be under any obligation or liability under the August 2, 2007 letter agreement among the Company and the Placement Agents, and such agreement shall be terminated.

Section 9. Indemnification; Contribution

(a) The Company agrees (i) to indemnify, defend and hold harmless each Placement Agent, its directors, officers, employees and agents, and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act,

and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) which such Placement Agent or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (or actions in respect thereof as contemplated below) arises out of or is based (A) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, (B) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, (C) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (D) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (E) in whole or in part upon any act or failure to act or alleged act or failure to act by such Placement Agent in reliance upon (A), (B), (C) or (D), and in connection with or relating in any manner to the Shares or the offering contemplated hereby, and which is included as part of any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (A), (B), (C) or (D) above, provided that the Company shall not be liable under this clause (E) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted primarily from any such acts or failures to act undertaken or omitted to be taken by such Placement Agent through its bad faith, gross negligence or willful misconduct and (ii) to reimburse each Placement Agent, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Placement Agent) as such expenses are reasonably incurred by such Placement Agent, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each of the Placement Agents agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Placement Agents have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the penultimate paragraph of the Prospectus Supplement under the caption “Plan of Distribution” concerning stabilization.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in Section 9(a) or (b), as applicable, is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, from the placement of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the placement of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the placement of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total compensation received by the Placement Agents bear to the aggregate proceeds from the placement of the Shares. The relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Placement Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9(e).

(f) Notwithstanding the provisions of Section 9(e), no Placement Agent shall be required to contribute any amount in excess of the compensation received by such Placement Agent in connection with the placement contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute pursuant to Section 9(e) are several, and not joint, in proportion to their respective percentage allocations of the compensation payable by the Company pursuant to Section 1 hereof. For purposes of Section 9(e), each director, officer, employee and agent of a Placement Agent and each person, if any, who controls a Placement Agent within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the Company.

Section 10. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) it is a sophisticated business enterprise with competent internal financial advisors and legal counsel, and the Company has retained the Placement Agents for the limited purposes set forth in this Agreement; (ii) the placement of the Shares pursuant to this Agreement, including the determination of commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Agreement; (iii) in connection with each transaction contemplated hereby and the process leading to such transaction each of the Placement Agents is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company or its officers, directors, partners, affiliates, stockholders, creditors or employees or any other party; (iv) the Placement Agents have not assumed nor will they assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether either of the Placement Agents has advised or is currently advising the Company on other matters) and neither of the Placement Agents has an obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (v) the Placement Agents and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose any such interests by virtue of any advisory or fiduciary relationship; and (vi) the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Placement Agents, on the other, with respect to the subject matter hereof, except that this Agreement shall supersede the engagement letter agreement among the parties dated August 2, 2007 solely to the extent that this Agreement conflicts with the engagement letter agreement. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agents with respect to any breach or alleged breach of fiduciary duty.

Section 11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Placement Agents, shall be sufficient in all respects if delivered or sent to Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: General Counsel, with copies to Holland & Knight LLP, 100 North Tampa Street, Suite 4100, Tampa, Florida 33602, Attention: Robert J. Grammig; and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at FARO Technologies, Inc., 125 Technology Park, Lake Mary, Florida 32746, Attention: Chief Financial Officer, with copies to Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602, Attention: Steven W. Vazquez.

Section 12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to the principles of conflicts of law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of the Placement Agents, the officers or employees of the Placement Agents, or any person controlling the Placement Agents, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agents and the Company and to the extent provided in Section 9 hereof any person or entity entitled to indemnification thereunder, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agents) shall acquire or have any right under or by virtue of this Agreement.

Section 15. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

Section 16. Successors and Assigns. This Agreement shall be binding upon the Placement Agents and the Company and their successors and assigns and any successor or assign of the Company’s and the Placement Agents’ respective businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Company and the Placement Agents, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Placement Agents.

Very truly yours,

FARO TECHNOLOGIES, INC.

By:	/s/ Jay Freeland
Name:	Jay Freeland
Title:	Chief Executive Officer and President

Accepted and agreed to as of the date first above written, on behalf of itself,

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Lance Lange
Name:	Lance Lange
Title:	Director

A.G. EDWARDS & SONS, INC.

By:	/s/ Frederick D. Johnson
Name:	Frederick D. Johnson
Title:	Managing Director – Investment Banking

Schedule A

Total number of Shares being offered: 1,650,000

Offering price: $34.00 per Share

Net proceeds to the Company from the sale of the Shares after deducting placement agency fees and before offering expenses: $53,295,000

Sch. A-1

Exhibit A

ISSUER FREE WRITING PROSPECTUSES

Electronic road show used in connection with the offering of the Shares

A-1

Exhibit B

FORM OF PURCHASE AGREEMENT

Filed as Exhibit 10.1

B-1

Exhibit C

FORM OF LOCK-UP AGREEMENT

August 8, 2007

Robert W. Baird & Co. Incorporated

as Lead Placement Agent

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

A.G. Edwards & Sons

as Co-Placement Agent

One N. Jefferson Ave.

St. Louis, MO 63103

Re:	FARO Technologies, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering of Common Stock (the “Offering”) for which you will act as the placement agents pursuant to a placement agency agreement (the “Placement Agency Agreement”). The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into placement arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Robert W. Baird & Co. Incorporated (“Baird”) on behalf of the Placement Agents (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing) of a registration statement (except for a registration statement on Form S-8) with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the closing date for the Offering (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of Baird on behalf of the Placement Agents, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Baird on behalf of the Placement Agents waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Placement Agency Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

It is understood that if the Company advises the Placement Agents in writing that it does not intend to proceed with the Offering, or if either the Company or the Placement Agents shall advise the other party in writing that the Offering has been terminated, then the undersigned will be released from its obligations under this agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

C-2

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

C-3